1 Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement. (incorporated in the Cayman Islands with limited liability) (Stock Code: 1128) INTERIM RESULTS ANNOUNCEMENT FOR THE SIX MONTHS ENDED 30 JUNE 2015 The Board of Directors of Wynn Macau, Limited (the “Company”) is pleased to announce the unaudited consolidated results of the Company and its subsidiaries (collectively, the “Group”) for the six months ended 30 June 2015 as follows. FINANCIAL HIGHLIGHTS Group For the Six Months Ended 30 June 2015 2014 HK$ HK$ (in thousands, except per share amounts or otherwise stated) Casino revenues 9,623,267 15,358,669 Other revenues 631,024 879,691 Adjusted EBITDA 2,548,692 4,623,914 Profit attributable to owners 1,437,001 3,649,615 Earnings per Share — basic and diluted (HK$) 28 cents 70 cents INTERIM DIVIDEND The Board has recommended that no interim dividend be paid in respect of the six months ended 30 June 2015. * For identification purpose only

2 CONDENSED CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME For the Six Months Ended 30 June 2015 2014 HK$ HK$ (in thousands) Notes (unaudited) (unaudited) Operating revenues Casino 9,623,267 15,358,669 Rooms 62,282 65,647 Food and beverage 110,075 101,973 Retail and other 458,667 712,071 10,254,291 16,238,360 Operating costs and expenses Gaming taxes and premiums 4,716,215 7,766,149 Staff costs 1,551,607 1,491,653 Other operating expenses 3 1,704,668 2,498,669 Depreciation and amortization 526,888 485,939 Property charges and other 285 80,954 8,499,663 12,323,364 Operating profit 1,754,628 3,914,996 Finance revenues 18,929 73,895 Finance costs 4 (300,129) (295,694) Net foreign currency differences 11,161 (1,542) Changes in fair value of interest rate swaps (44,358) (29,559) (314,397) (252,900) Profit before tax 1,440,231 3,662,096 Income tax expense 5 3,230 12,481 Net profit attributable to owners of the Company 1,437,001 3,649,615 Other comprehensive income Other comprehensive income to be reclassified to profit or loss in subsequent periods: Available-for-sale investments: Changes in fair value — 254 Reclassification adjustments for loss on derecognition of available-for-sale investments included in the profit or loss — 169 Other comprehensive income for the period — 423 Total comprehensive income attributable to owners of the Company 1,437,001 3,650,038 Basic and diluted earnings per Share 6 28 cents 70 cents

3 CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION Group As at 30 June 2015 As at 31 December 2014 HK$ HK$ (in thousands) Notes (unaudited) (audited) Non-current assets Property and equipment and construction in progress 24,836,623 19,194,854 Leasehold interests in land 1,926,880 1,974,965 Goodwill 398,345 398,345 Deposits for acquisition of property and equipment 498,637 372,057 Interest rate swaps 3,884 45,887 Other non-current assets 182,592 169,356 Restricted cash and cash equivalents 13,973 5,124 Total non-current assets 27,860,934 22,160,588 Current assets Inventories 161,784 185,968 Trade and other receivables 8 1,033,446 570,602 Prepayments and other current assets 132,764 78,813 Amounts due from related companies 12 555,284 361,482 Restricted cash and cash equivalents 157 2,456 Cash and cash equivalents 2,452,995 10,789,890 Total current assets 4,336,430 11,989,211 Current liabilities Accounts payable 9 1,592,279 2,008,724 Land premiums payable 245,005 239,029 Other payables and accruals 10 4,382,067 4,972,006 Amounts due to related companies 12 162,472 159,198 Income tax payables 5 7,524 15,049 Other current liabilities 27,148 24,246 Total current liabilities 6,416,495 7,418,252 Net current (liabilities)/assets (2,080,065) 4,570,959 Total assets less current liabilities 25,780,869 26,731,547

4 Group As at 30 June 2015 As at 31 December 2014 HK$ HK$ (in thousands) Notes (unaudited) (audited) Non-current liabilities Interest-bearing borrowings 11 21,830,632 18,604,658 Land premiums payable — 124,015 Construction retentions payable 305,970 402,898 Interest rate swaps 2,369 — Other payables and accruals 10 369,872 434,601 Deferred tax liabilities 5 4,294 8,587 Other long-term liabilities 175,442 113,075 Total non-current liabilities 22,688,579 19,687,834 Net assets 3,092,290 7,043,713 Equity Equity attributable to owners of the Company Issued capital 5,196 5,196 Share premium account 161,746 161,746 Shares held for employee ownership scheme (26,862) (16,154) Reserves 2,952,210 6,892,925 Total equity 3,092,290 7,043,713

5 NOTES TO INTERIM FINANCIAL INFORMATION 1. BASIS OF PREPARATION AND PRESENTATION This interim financial information has been prepared in accordance with the applicable disclosure requirements of Appendix 16 to the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange and International Accounting Standard (“IAS”) 34 Interim Financial Reporting issued by the International Accounting Standards Board. The interim financial information does not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the Group’s annual financial statements for the year ended 31 December 2014. As at 30 June 2015, the Group had cash and cash equivalents of HK$2,453.0 million derived from its ordinary business operations. These cash and cash equivalents have not been earmarked for any specific use other than for general corporate purposes, development of Wynn Palace and repayments on the Group’s debt obligations. As at 30 June 2015, the Group had a net current liability position of HK$2,080.1 million. The Group expects it will generate positive cash flows in the coming twelve months and may obtain or renew its bank loan facilities and, or seek other sources of funding, wherever needed, to meet its financial liabilities as and when they fall due. The Group believes it has sufficient working capital to finance its operations and financial obligations. Application of new and revised IFRSs The Group has adopted the following new and revised IFRSs for the first time for the current period’s interim financial information: Amendments to IAS 19 Defined Benefit Plans: Employee Contributions Annual Improvements 2010–2012 Cycle Amendments to a number of IFRSs Annual Improvements 2011–2013 Cycle Amendments to a number of IFRSs The adoption of these new and revised IFRSs and interpretations has had no significant financial effects on the interim financial information and there have been no significant changes to the accounting policies applied in the interim financial information. The Group has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.

6 2. SEGMENT REPORTING Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-makers, who are responsible for allocating resources and assessing performance of the operating segments and making strategic decisions. For management purposes, during the six months ended 30 June 2015, the Group reviews Wynn Macau and Wynn Palace as two reportable segments. Refer to Note 13 for segment information. 3. OTHER OPERATING EXPENSES Group For the Six Months Ended 30 June 2015 2014 HK$ HK$ (in thousands) (unaudited) (unaudited) Gaming promoters’ commissions 491,812 993,699 License fees 394,984 638,904 Cost of sales 163,567 240,409 Advertising and promotions 120,126 153,924 Utilities and fuel 93,447 95,736 Repairs and maintenance expenses 86,214 79,426 Operating supplies and equipment 73,795 78,695 Corporate support services and other 44,609 101,641 Provision (reversal of provision) for doubtful accounts, net 43,450 (61,495) Operating rental expenses 28,812 26,281 Other support services 18,120 17,707 Auditors’ remuneration 2,483 1,904 Others 143,249 131,838 1,704,668 2,498,669

7 4. FINANCE COSTS Group For the Six Months Ended 30 June 2015 2014 HK$ HK$ (in thousands) (unaudited) (unaudited) Interest expense for: Bank loans wholly repayable within 5 years 102,523 71,549 Senior notes not wholly repayable within 5 years 274,809 207,804 Interest rate swaps wholly repayable within 5 years 14,402 15,126 Land lease premiums wholly payable within 5 years 8,092 13,828 Other payments wholly payable within 5 years 1,083 2,424 Imputed interest expense on other payable 12,941 14,225 Bank fees for unused facilities 27,455 36,804 Amortization of debt financing costs 41,313 40,874 Less: capitalized interest (182,489) (106,940) 300,129 295,694 5. INCOME TAX EXPENSE Group For the Six Months Ended 30 June 2015 2014 HK$ HK$ (in thousands) (unaudited) (unaudited) Income tax expense: Current — overseas 7,524 7,524 Deferred — overseas (4,294) 4,957 3,230 12,481 No provision for Hong Kong profit tax for the six months ended 30 June 2015 has been made as there was no assessable profit generated in Hong Kong (six months ended 30 June 2014: Nil). Taxation for overseas jurisdictions is charged at the appropriate prevailing rates ruling in the respective jurisdictions and the maximum rate is 12% (six months ended 30 June 2014: 12%). For the six months ended 30 June 2015, the tax provision of HK$7.5 million results from the current income tax expense accrued by our subsidiaries owning WRM’s shares under the WRM Shareholder Dividend Tax Agreement (six months ended 30 June 2014: HK$7.5 million) and a

8 deferred tax benefit of HK$4.3 million resulting from a decrease in its deferred tax liability (six months ended 30 June 2014: deferred tax expense of HK$5.0 million). Effective 6 September 2006, WRM received a 5-year exemption from Macau’s 12% Complementary Tax on casino gaming profits (the “Tax Holiday”). On 30 November 2010, WRM received an additional 5-year exemption effective from 1 January 2011 through 31 December 2015. Accordingly, the Group was exempted from the payment of approximately HK$184.9 million in such tax for the six months ended 30 June 2015 (six months ended 30 June 2014: HK$436.4 million). The Group’s non-gaming profits remain subject to the Macau Complementary Tax and its casino winnings remain subject to the Macau Special Gaming Tax and other levies in accordance with its Concession Agreement. In June 2015, WRM applied for an additional 5-year exemption from Macau Complementary Tax on casino gaming profits through 2020. In June 2009, WRM entered the WRM Shareholder Dividend Tax Agreement, effective retroactively to 2006, with the Macau Special Administrative Region that provided for annual payments of MOP7.2 million (approximately HK$7.0 million) to the Macau Special Administrative Region in lieu of Complementary Tax on dividend distributions to its shareholders from gaming profits. The term of this agreement was five years, which coincided with the Tax Holiday which began in 2006. In November 2010, WRM applied for a 5-year extension of this agreement. In August 2011, the 5-year extension was granted with an annual payment of MOP15.5 million (approximately HK$15.0 million) due to the Macau Special Administrative Region for each of the years 2011 through 2015. In June 2015, WRM applied for an extension of this agreement for an additional five years through 2020. The Group is exempted from income tax in the Isle of Man and the Cayman Islands. The Group’s subsidiaries file income tax returns in Macau and various foreign jurisdictions as required by law. The Group’s income tax returns are subject to examinations by tax authorities in the locations where it operates. The Group’s 2010 to 2014 Macau Complementary Tax returns remain subject to examination by the Financial Services Bureau of the Government of the Macau Special Administrative Region (The “Financial Services Bureau”). In 2014, the Financial Services Bureau issued the tax assessments for the years 2009, 2010 and 2011. While no additional tax was due, adjustments were made to WRM’s tax loss carry forwards. In June 2015, the Financial Services Bureau commenced an examination of the 2012 Macau Complementary Tax returns for WRM. Since the examination is in its initial stage, the Group is unable to determine if it will conclude within the next 12 months. The Group believes that its liability for uncertain tax positions is adequate with respect to these years. Quarterly, the Group undertakes reviews for any potentially unfavorable tax outcome and when an unfavorable outcome is identified as being probable and can be reasonably estimated, the Group then establishes a tax reserve for such possible unfavorable outcome. Estimating potential tax outcomes for any uncertain tax issues is highly judgmental and may not be indicative of the ultimate settlement with the tax authorities. As at 30 June 2015, the Group has unrecognized tax losses of HK$2.3 billion (31 December 2014: HK$1.9 billion) and the Group believes that these unrecognized tax losses are adequate to offset adjustments that might be proposed by the Macau tax authorities. The Group believes that it has adequately provided reasonable reserves for prudent and foreseeable outcomes related to uncertain tax matters.

9 6. EARNINGS PER SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY The calculation of basic earnings per Share for the six months ended 30 June 2015 is based on the consolidated net profit attributable to owners of the Company and on the weighted average number of Shares in issue of 5,187,003,028 during the period (six months ended 30 June 2014: 5,187,704,033), excluding Shares reserved and purchased for the Company’s employee ownership scheme. Shares of 559,000 were purchased (six months ended 30 June 2014: nil) for the Company’s employee ownership scheme for the six months ended 30 June 2015. The calculation of diluted earnings per Share for the six months ended 30 June 2015 is based on the consolidated net profit attributable to owners of the Company and on the weighted average number of Shares of 5,187,236,707 (six months ended 30 June 2014: 5,188,732,699); including weighted average number of Shares in issue of 5,187,003,028 during the period (six months ended 30 June 2014: 5,187,704,033) plus the weighted average number of potential Shares of 233,679 (six months ended 30 June 2014: 1,028,666) arising from the deemed exercise of share options. 7. DIVIDENDS PAID AND PROPOSED Group For the Six Months Ended 30 June 2015 2014 HK$ HK$ (in thousands) (unaudited) (unaudited) Dividends declared and paid: Special dividend of HK$1.05 per Share for 2014 (2013: nil per Share) 5,446,461 — Final dividend of nil per Share for 2014 (2013: HK$0.98 per Share) — 5,084,179 5,446,461 5,084,179 Dividends declared (not recognized as a liability as at 30 June): Interim dividend of nil per Share for 2015 (2014: HK$0.70 per Share) — 3,636,814 The Board has recommended that no interim dividend be paid in respect of the six months ended 30 June 2015.

10 8. TRADE AND OTHER RECEIVABLES Group As at 30 June 2015 As at 31 December 2014 HK$ HK$ (in thousands) (unaudited) (audited) Casino 1,123,570 565,185 Hotel 6,117 4,665 Retail leases and other 103,591 155,505 1,233,278 725,355 Less: allowance for doubtful accounts (199,832) (154,753) Total trade and other receivables, net 1,033,446 570,602 The trade and other receivables are generally repayable within 14 days. The Group typically advances commissions to gaming promoters at the beginning of each month to facilitate their working capital requirements. These advances were previously supported primarily by held checks and recognized as cash and cash equivalents (HK$1.2 billion as at 31 December 2014). Market conditions in Macau and other regional economic factors have impacted the liquidity of certain gaming promoters. As a result, our advanced commissions to gaming promoters now are supported primarily with signed promissory notes. The advanced commissions are on terms requiring settlement within five business days of the month following the advance. The Group recognized advanced commissions of HK$951.5 million as trade and other receivables in the accompanying condensed consolidated financial position as at 30 June 2015 and assesses these advanced commissions in connection with the Group’s evaluation of its allowance for doubtful accounts. Additionally, the amount presented in the accompanying condensed consolidated financial position has been offset by related commissions payable to gaming promoters of HK$338.2 million as at 30 June 2015.

11 An aged analysis of trade and other receivables is as follows: Group As at 30 June 2015 As at 31 December 2014 HK$ HK$ (in thousands) (unaudited) (audited) Within 30 days 584,416 147,557 31 to 60 days 195,654 115,596 61 to 90 days 74,892 84,751 Over 90 days 378,316 377,451 1,233,278 725,355 Less: allowance for doubtful accounts (199,832) (154,753) Net trade and other receivables 1,033,446 570,602 9. ACCOUNTS PAYABLE During the six months ended 30 June 2015 and 2014, the Group normally received credit terms of 30 days. An aged analysis of accounts payable as at the end of the reporting period, based on invoice dates, is as follows: Group As at 30 June 2015 As at 31 December 2014 HK$ HK$ (in thousands) (unaudited) (audited) Within 30 days 1,153,603 1,920,720 31 to 60 days 48,908 13,444 61 to 90 days 20,806 5,672 Over 90 days 368,962 68,888 1,592,279 2,008,724

12 10. OTHER PAYABLES AND ACCRUALS Other payables and accruals consist of the following as at 30 June 2015 and 31 December 2014: Group As at 30 June 2015 As at 31 December 2014 HK$ HK$ (in thousands) (unaudited) (audited) Current: Gaming taxes payable 596,552 958,574 Outstanding chip liabilities 2,259,261 2,441,930 Customer deposits 949,430 949,858 Donation payable 77,670 77,670 Other liabilities 499,154 543,974 4,382,067 4,972,006 Non-current: Donation payable 369,872 434,601 Total 4,751,939 5,406,607 11. INTEREST-BEARING BORROWINGS Group As at 30 June 2015 As at 31 December 2014 HK$ HK$ (in thousands) Notes (unaudited) (audited) Bank loans, secured (a) 11,609,090 8,417,922 Senior notes, unsecured (b) 10,503,014 10,512,077 22,112,104 18,929,999 Less: debt financing costs, net (281,472) (325,341) Total interest-bearing borrowings 21,830,632 18,604,658

(a) Bank loans, secured

The Wynn Macau Credit Facilities total HK$19.5 billion equivalent, consisting of a HK$7.4 billion equivalent fully funded senior term loan facility and a HK$12.1 billion equivalent senior revolving credit facility. The senior secured facilities bear interest at a rate of LIBOR or HIBOR plus a margin of between 1.75% and 2.50% depending on WRM's leverage ratio.

As at 30 June 2015, the Group had approximately HK$7.8 billion in funding available under the revolving credit facility of the Wynn Macau Credit Facilities.

(b) Senior notes, unsecured

The Company has issued 5.25% fixed rate, unsecured senior notes due 15 October 2021 for an aggregate principal amount of US$1.35 billion (approximately HK$10.5 billion). The Company may use the net proceeds from the offering of the WML 2021 Notes for working capital requirements and general corporate purposes. The WML 2021 Notes are listed on the Hong Kong Stock Exchange.

Fair value of debt

The estimated fair value of the Group's outstanding debt instruments was approximately HK$21.1 billion (31 December 2014: HK$18.0 billion) with a book value of HK$21.8 billion (31 December 2014: HK$18.6 billion).

12. RELATED PARTY DISCLOSURES

As at the end of the period, amounts due from/(to) related companies are unsecured, interest-free and repayable on demand.

The Group had the following material transactions with related companies:

Name of Related Companies	Relation to the Company	Primary Nature of Transactions	Group For the Six Months Ended 30 June **2015** *HK$*	2014 *HK$*
			(in thousands) ***(unaudited)***	*(unaudited)*
Wynn Resorts, Limited	Ultimate parent company	License fees (i)	**394,984**	638,904
Wynn Resorts, Limited	Ultimate parent company	Corporate support services (ii)	**41,417**	96,890
Wynn Resorts, Limited	Ultimate parent company	Share-based payment expenses	**42,180**	24,182
WIML	Subsidiary of Wynn Resorts, Limited	International marketing expenses (iii)	**11,880**	14,289
Worldwide Wynn	Subsidiary of Wynn Resorts, Limited	Staff secondment payroll charges (iv)	**119,439**	60,278
Wynn Design & Development	Subsidiary of Wynn Resorts, Limited	Design/development payroll (v)	**34,193**	79,858
Las Vegas Jet, LLC	Subsidiary of Wynn Resorts, Limited	Airplane usage charges (ii)	**7,187**	4,809

13

14 Except for the share-based payment expenses incurred with Wynn Resorts, Limited, all of the above transactions are noted as continuing connected transactions. Notes: (i) License fees The license fee payable to Wynn Resorts, Limited equals the greater of (1) 3% of the gross monthly revenues of the intellectual property, as defined and (2) US$1.5 million (approximately HK$11.6 million) per month. (ii) Corporate support services The annual fee for the services provided by Wynn Resorts, Limited is based on an allocation of the actual proportion of Wynn Resorts, Limited’s annual corporate departments’ costs (including salaries and benefits for such employees during the period in which such services are rendered) and overhead expense related to the provision of such services, and in any event, such annual fee shall not exceed 50% of the aggregate annual corporate departments’ costs and overhead expense incurred by Wynn Resorts, Limited during any financial year. Wynn Resorts, Limited allows WRM and its employees to use aircraft assets owned by Wynn Resorts, Limited and its subsidiaries (other than the Group) at hourly rates set by Las Vegas Jet, LLC, a subsidiary of Wynn Resorts, Limited. (iii) International marketing expenses These administrative, promotional and marketing services are provided through branch offices located in various cities around the world under the direction and supervision provided by WIML. For the services provided under this arrangement, WIML charges a service fee equal to the total costs it incurs in rendering the services plus 5%. (iv) Staff secondment payroll charges Worldwide Wynn, a subsidiary of Wynn Resorts, Limited, is responsible for supplying management personnel to WRM for pre-determined lengths of time through secondment arrangements. Worldwide Wynn was compensated for these services with a service fee equal to its aggregate costs plus 5% to Worldwide Wynn of the seconded employees during the periods of secondment to WRM. (v) Design/development payroll Wynn Design & Development provides design and development services to the Group in connection with the Group’s project in Cotai. A service fee is charged at cost incurred by Wynn Design & Development to the Group for the services provided. The above transactions were carried out on terms mutually agreed between the Group and the related companies. There were no significant charges from the Group to the related companies during the six months ended 30 June 2015 and 2014. In the opinion of the Directors, the related party transactions were conducted in the ordinary and usual course of the Group’s business. All such outstanding balances between the Group and the related companies are deemed to be trade in nature. Home Purchase In May 2010, Worldwide Wynn entered into an employment agreement with Ms. Linda Chen, who is also a director of Wynn Macau, Limited. Under the terms of the employment agreement, Worldwide Wynn caused WRM to purchase a house in Macau for use by Ms. Chen. As at 30 June 2015, the net carrying amount of the house together with improvements and its land lease right was HK$57.5 million (31 December 2014: HK$59.6 million).

15 13. SEGMENT INFORMATION The Group’s profits were contributed by Wynn Macau during the six months ended 30 June 2015 and 2014 and accordingly no segment results are presented for the six months ended 30 June 2015 and 2014. The following table presents assets information for the Group’s reportable segments as at 30 June 2015 and 31 December 2014, respectively: Group As at 30 June 2015 As at 31 December 2014 HK$ HK$ (in thousands) (unaudited) (audited) Total assets Wynn Macau 10,720,327 12,083,436 Wynn Palace 20,358,940 14,401,006 Other Macau 719,752 7,267,012 Goodwill 398,345 398,345 Total 32,197,364 34,149,799

MANAGEMENT DISCUSSION AND ANALYSIS

OVERVIEW

Wynn Macau opened to the public on 6 September 2006 at the center of casino activities on the urban Macau peninsula. In December 2007 and November 2009, Wynn Macau completed expansions, adding more gaming space and additional food and beverage and retail amenities. Encore at Wynn Macau, a further expansion of Wynn Macau that added a fully integrated resort hotel, opened in April 2010.

Our Macau resort complex features:

- Approximately 284,000 square feet of casino space, offering 24-hour gaming and a full range of games, including private gaming salons, sky casinos and a poker pit;
- Two luxury hotel towers with a total of 1,008 spacious rooms and suites;
- Casual and fine dining in eight restaurants;
- Approximately 57,000 square feet of high-end, brand-name retail shopping, including stores and boutiques such as Bvlgari, Cartier, Chanel, Dior, Dunhill, Ermenegildo Zegna, Ferrari, Giorgio Armani, Graff, Gucci, Hermes, Hugo Boss, Jaeger-LeCoultre, Loro Piana, Louis Vuitton, Miu Miu, Piaget, Prada, Richard Mille, Roger Dubuis, Rolex, Tiffany, Vacheron Constantin, Van Cleef & Arpels, Versace, Vertu, and others;
- Recreation and leisure facilities, including two health clubs and spas, a salon, and a pool; and
- Approximately 31,000 square feet of lounges and meeting facilities.

The following table presents the number of casino games available at our Macau Operations:

	As at 30 June	
	2015	2014
VIP table games	**237**	256
Mass market table games	**208**	200
Slot machines	**693**	613
Poker tables	**13**	9

In response to on-going evaluation of our operations and the feedback from our guests, we have been making, and will continue to make enhancements and refinements to our resort complex. In February 2015, we completed the renovation of approximately 27,000 square feet of our casino space at Wynn Macau for new VIP gaming rooms.

16

17 Cotai Development — Wynn Palace The Group is currently constructing Wynn Palace, an integrated resort containing an approximately 1,700-room hotel, a performance lake, meeting space, a casino, a spa, retail offerings and food and beverage outlets in the Cotai area of Macau. The total project budget is approximately HK$31 billion including construction costs, capitalized interest, pre-opening expenses, land costs and financing fees. As at 30 June 2015, we have invested approximately HK$20.6 billion in the project. The Company expects to open Wynn Palace in the first half of 2016. On 29 July 2013, WRM and Palo finalized and executed a guaranteed maximum price construction (“GMP”) contract with Leighton Contractors (Asia) Limited, acting as the general contractor. Under the GMP contract, the general contractor is responsible for both the construction and design of the Wynn Palace project. The general contractor is obligated to substantially complete the project in the first half of 2016 for a guaranteed maximum price of HK$20 billion. Our general contractor has notified us that it will not achieve the early completion milestone on 25 January 2016. However, the general contractor stated it remains on schedule to complete the project on or before the substantial completion date. We continue to expect to open Wynn Palace in the first half of 2016. Both the contract time and guaranteed maximum price are subject to further adjustment under certain specified conditions. The performance of the general contractor is backed by a full completion guarantee given by Leighton Holdings Limited, the parent company of the general contractor, as well as a performance bond for equal to 5% of the guaranteed maximum price. Macau Macau, which was a territory under Portuguese administration for approximately 450 years, was transferred from Portuguese to Chinese political control in December 1999. Macau is governed as a special administrative region of China and is located approximately 37 miles southwest of, and approximately one hour away via ferry from, Hong Kong. Macau, which has been a casino destination for more than 50 years, consists principally of a peninsula on mainland China, and two neighboring islands, Taipa and Coloane between which the Cotai area is located. We believe that Macau is located in one of the world’s largest concentrations of potential gaming customers, despite a recent decline in gaming revenues. According to Macau statistical information, casinos in Macau, the largest gaming market in the world, generated approximately HK$118.1 billion in gaming revenue during the six months ended 30 June 2015, a decrease of approximately 37.0% compared to the approximate HK$187.5 billion generated in the six months ended 30 June 2014.

18 FACTORS AFFECTING OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION Tourism The levels of tourism and overall gaming activities in Macau are key drivers of our business. Both the Macau gaming market and visitation to Macau grew significantly leading up to 2014. However, beginning in 2014, the Macau gaming market experienced its first year-over-year decline in annual gaming revenues since its liberalization in 2002, despite the increase in tourist arrivals to Macau, by 7.5% in 2014 as compared to 2013. Commencing from the fourth quarter of 2014, tourist arrivals to Macau have experienced a downward trend. Statistics show a decrease of 3.5% from 15.3 million in the six months ended 30 June 2014 to 14.8 million in the six months ended 30 June 2015. The decrease in tourist arrivals to Macau and a change in their spending habits and gaming activities have contributed to the further reduction in gaming revenues in Macau for the six months ended 30 June 2015. The Macau market has experienced tremendous growth in capacity since the opening of Wynn Macau. As at 31 May 2015, there were 29,900 hotel rooms and as at 30 June 2015, there were 5,814 table games and 14,192 slots in Macau, compared to 12,978 hotel rooms and 2,762 table games and 6,546 slots as at 31 December 2006. Gaming customers traveling to Macau typically come from nearby destinations in Asia including mainland China, Hong Kong, Taiwan, South Korea and Japan. According to the Macau Statistics and Census Service Monthly Bulletin of Statistics, approximately 90.8% of visitors to Macau for the six months ended 30 June 2015 were from mainland China, Hong Kong, and Taiwan. Tourism levels in Macau are affected by a number of factors, all of which are beyond our control. Key factors affecting tourism levels in Macau may include, among others: • Prevailing economic conditions in mainland China and Asia; • Restrictions, conditions or other factors which affect visitation by citizens of mainland China to Macau; • Various countries’ policies on currency exchange controls and currency export restrictions, for example on the Renminbi, the currency of the PRC, and the issuance of travel visas that may be in place from time to time; • Competition from other destinations which offer gaming and leisure activities; • Occurrence of natural disasters and disruption of travel; and • Possible outbreaks of infectious disease.

19 Economic and Operating Environment A significant number of our gaming customers at Wynn Macau come from mainland China. Any economic disruption or contraction in China could disrupt the number of patrons visiting our property or the amount they may be willing to spend. In addition, policies adopted from time to time by the Chinese government, including any travel restrictions imposed by China on its citizens such as restrictions imposed on exit visas granted to residents of mainland China for travel to Macau, could disrupt the number of visitors from mainland China to our property. Furthermore, the Chinese government’s ongoing anti-corruption campaign has influenced the behavior of Chinese consumers and their spending patterns both domestically and abroad. The campaign has specifically led to tighter currency transfer regulations, including real time monitoring of certain financial channels, which has disrupted the number of visitors and the amount of money they can bring from mainland China to Macau. The overall effect of the campaign and monetary transfer restrictions has resulted in decreased visitation and negatively affect our revenues and results of operations. Competition Since the liberalization of Macau’s gaming industry in 2002, there has been a significant increase in the number of casino properties in Macau. There are six gaming operators in Macau, including WRM. The three concessionaires are WRM, SJM, and Galaxy. The three subconcessionaires are Melco Crown, MGM Macau, and Venetian Macau. As at 30 June 2015, there were approximately 35 casinos in Macau, including 20 operated by SJM. Each of the six gaming operators has operating casinos and expansion plans underway. Wynn Macau also faces competition from casinos located in other areas of Asia, such as Resorts World Sentosa and Marina Bay Sands in Singapore and Resorts World Genting, located outside of Kuala Lumpur, Malaysia. Wynn Macau also faces competition from casinos in the Philippines such as Solaire Resort and Casino and City of Dreams Manila. Several other major casino resorts are scheduled to open over the next few years. Wynn Macau also encounters competition from other major gaming centers located around the world, including Australia and Las Vegas, cruise ships in Asia that offer gaming, and other casinos throughout Asia. Further, if current efforts to legalize gaming in other Asian countries are successful, Wynn Macau will face additional regional competition. Gaming Promoters A significant amount of our casino play is brought to us by gaming promoters. Gaming promoters have historically played a critical role in the Macau gaming market and are important to our casino business. Gaming promoters introduce premium VIP players to Wynn Macau and often assist those players with their travel and entertainment arrangements. In addition, gaming promoters often grant credit to their players. In exchange for their services, Wynn Macau generally pays the gaming promoters a commission which is a percentage of the gross gaming win generated by each gaming promoter. Approximately 80% of these commissions are netted against casino revenues, because such commissions approximate the amount of the commission returned to the VIP players by the gaming promoters, and approximately 20% of these commissions are included in other operating expenses,

20 which approximate the amount of the commission ultimately retained by the gaming promoters as compensation. The total amount of commissions paid to gaming promoters and netted against casino revenues was HK$2.0 billion and HK$4.0 billion for the six months ended 30 June 2015 and 2014, respectively. Commissions decreased 50.5% for the six months ended 30 June 2015 compared to the six months ended 30 June 2014 as VIP gross table games win decreased due to decreased business volumes. We typically advance commissions to gaming promoters at the beginning of each month to facilitate their working capital requirements. These advances are provided to a gaming promoter and are offset by the commissions earned by such gaming promoter during the applicable month. The aggregate amounts of exposure to our gaming promoters, which is the difference between commissions advanced to each individual gaming promoter, and the commissions payable to each such gaming promoter, were HK$509.6 million and HK$683.5 million as at 30 June 2015 and 2014, respectively. At the end of each month any commissions outstanding are cleared no later than the fifth business day of the succeeding month and prior to the advancement of any further funds to a gaming promoter. We believe we have developed strong relationships with our gaming promoters. Our commission percentages have remained stable throughout our operating history. In addition to commissions, gaming promoters each receive a monthly complimentary allowance based on a percentage of the turnover its clients generate. The allowance is available for room, food and beverage and other products and services for discretionary use with the gaming promoter’s clients. Given present market conditions in Macau and certain economic and other factors occurring in the region, gaming promoters have encountered difficulties in attracting patrons to come to Macau. Further, gaming promoters have experienced decreased liquidity, limiting their ability to grant credit to their patrons, resulting in decreased gaming volumes in Macau and at Wynn Macau. Credit already extended by our gaming promoters to their patrons may become difficult for them to collect. The inability to attract sufficient patrons, grant credit and collect amounts due in a timely manner can negatively affect our gaming promoters’ operations, cause gaming promoters to wind up or liquidate their operations or result in our gaming promoters leaving Macau, and as a result, our results of operations could be adversely impacted. Premium Credit Play We selectively extend credit to our VIP players contingent upon our marketing team’s knowledge of the players, their financial background and payment history. We follow a series of credit procedures and require various signed documents from each credit recipient that are intended to ensure, among other things, that if permitted by applicable law, the debt can be legally enforced in the jurisdiction where the player resides. In the event the player does not reside in a jurisdiction where gaming debts are legally enforceable, we can attempt to assert jurisdiction over assets the player maintains in jurisdictions where gaming debts are recognized. In addition, we typically require a check in the amount of the applicable credit line from credit players, collateralizing the credit we grant.

21 Number and Mix of Table Games and Slot Machines The mix of VIP table games, mass table games and slot machines in operation at our resort changes from time to time as a result of marketing and operating strategies in response to changing market demand and industry competition. The shift in the mix of our games will affect casino profitability. ADJUSTED EBITDA Adjusted EBITDA is earnings before finance costs, finance revenues, net foreign currency differences, changes in fair value of interest rate swaps, taxes, depreciation and amortization, pre-opening costs, property charges and other, share-based payments, Wynn Macau, Limited corporate expenses, and other non-operating income and expenses. Adjusted EBITDA is presented exclusively as a supplemental disclosure because our Directors believe that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Our Adjusted EBITDA presented herein also differs from the Adjusted Property EBITDA presented by Wynn Resorts, Limited for its Macau segment in its filings with the SEC, primarily due to the inclusion of license fees, adjustments for IFRS differences with U.S. GAAP, corporate support and other support services in arriving at operating profit. The following table sets forth a quantitative reconciliation of Adjusted EBITDA to its most directly comparable IFRS measurement, operating profit, for the six months ended 30 June 2015 and 2014. For the Six Months Ended 30 June 2015 2014 HK$ HK$ (in thousands) Operating profit 1,754,628 3,914,996 Add Depreciation and amortization 526,888 485,939 Pre-opening costs 158,632 62,117 Property charges and other 285 80,954 Share-based payments 68,459 26,295 Wynn Macau, Limited corporate expenses 39,800 53,613 Adjusted EBITDA 2,548,692 4,623,914

22 REVIEW OF HISTORICAL OPERATING RESULTS Summary Breakdown Table The following table presents certain selected statement of profit or loss and other comprehensive income line items and certain other data. For the Six Months Ended 30 June 2015 2014 HK$ HK$ (in thousands, except for averages, daily win figures and number of tables and slot machines) Total casino revenues(1) 9,623,267 15,358,669 Rooms(2) 62,282 65,647 Food and beverage(2) 110,075 101,973 Retail and other(2) 458,667 712,071 Total operating revenues 10,254,291 16,238,360 VIP table games turnover 253,295,988 483,737,001 VIP gross table games win(1) 7,239,754 13,764,628 Mass market table drop 19,194,956 21,716,415 Mass market gross table games win(1) 3,770,430 4,745,327 Slot machine handle 16,029,350 22,157,034 Slot machine win(1) 759,762 1,050,412 Average number of gaming tables(3) 468 473 Average daily gross win per gaming table(4) 129,929 216,094 Average number of slots(3) 678 732 Average daily win per slot(4) 6,190 7,928

23 Notes: (1) Total casino revenues do not equal the sum of “VIP gross table games win”, “mass market gross table games win” and “slot machine win” because casino revenues are reported net of the relevant commissions. The following table presents a reconciliation of the sum of “VIP gross table games win”, “mass market gross table games win” and “slot machine win” to total casino revenues. For the Six Months Ended 30 June 2015 2014 HK$ HK$ (in thousands) VIP gross table games win 7,239,754 13,764,628 Mass market gross table games win 3,770,430 4,745,327 Slot machine win 759,762 1,050,412 Poker revenues 81,915 82,731 Commissions (2,228,594) (4,284,429) Total casino revenues 9,623,267 15,358,669 (2) Promotional allowances are excluded from revenues in the accompanying condensed consolidated statement of profit or loss and other comprehensive income prepared in accordance with IFRS. Management also evaluates non-casino revenues on an adjusted basis. The following table presents a reconciliation of net non-casino revenues as reported in our condensed consolidated statement of profit or loss and other comprehensive income to gross non-casino revenues calculated on the adjusted basis. The adjusted non-casino revenues as presented below are used for management reporting purposes and are not representative of revenues as determined under IAS 18. For the Six Months Ended 30 June 2015 2014 HK$ HK$ (in thousands) Room revenues 62,282 65,647 Promotional allowances 430,068 452,851 Adjusted room revenues 492,350 518,498 Food and beverage revenues 110,075 101,973 Promotional allowances 204,185 301,442 Adjusted food and beverage revenues 314,260 403,415 Retail and other revenues 458,667 712,071 Promotional allowances 26,123 22,775 Adjusted retail and other revenues 484,790 734,846 (3) For purposes of this table, we calculate average number of gaming tables and average number of slots as the average numbers of gaming tables and slot machines in service on each day in the period.

24 (4) Daily gross win per gaming table and daily win per slot are presented in this table on the basis of the average number of gaming tables and average number of slots, respectively, over the number of days Wynn Macau and Encore were open in the applicable period. In addition, the total table games win figures used herein do not correspond to casino revenues figures in our financial information because figures in our financial information are calculated net of commissions and the total table games win herein is calculated before commissions. Discussion of Results of Operations Financial results for the six months ended 30 June 2015 compared to financial results for the six months ended 30 June 2014 Operating Revenues Total operating revenues decreased 36.9% from HK$16.2 billion in the six months ended 30 June 2014 to HK$10.3 billion in the six months ended 30 June 2015. This decrease was primarily due to lower gaming volume in our VIP casino in the six months ended 30 June 2015 compared to the six months ended 30 June 2014. Casino Revenues Casino revenues decreased 37.3% from HK$15.4 billion (94.6% of total operating revenues) in the six months ended 30 June 2014 to HK$9.6 billion (93.8% of total operating revenues) in the six months ended 30 June 2015. The components and reasons are as follows: VIP casino gaming operations. VIP gross table games win decreased from HK$13.8 billion in the six months ended 30 June 2014 to HK$7.2 billion in the six months ended 30 June 2015. VIP table games turnover decreased by 47.6%, from HK$483.7 billion in the six months ended 30 June 2014 to HK$253.3 billion in the six months ended 30 June 2015. VIP gross table games win as a percentage of turnover (calculated before commissions) was 2.85% in the six months ended 30 June 2014 compared to 2.86% in the six months ended 30 June 2015, which was within our expected range of 2.7% to 3.0%. Mass market casino gaming operations. Mass market gross table games win decreased by 20.5%, from HK$4.7 billion in the six months ended 30 June 2014 to HK$3.8 billion in the six months ended 30 June 2015. Mass market table drop decreased 11.6% from HK$21.7 billion in the six months ended 30 June 2014 to HK$19.2 billion in the six months ended 30 June 2015. The mass market gross table games win percentage was 21.9% in the six months ended 30 June 2014 compared to 19.6% in the six months ended 30 June 2015. Slot machine gaming operations. Slot machine win decreased by 27.7% from HK$1.1 billion in the six months ended 30 June 2014 to HK$759.8 million in the six months ended 30 June 2015. Slot machine handle decreased by 27.7%, from HK$22.2 billion in the six months ended 30 June 2014 to HK$16.0 billion in the six months ended 30 June 2015. Slot machine win per unit per day decreased by 21.9% from HK$7,928 in the six months ended 30 June 2014 to HK$6,190 in the six months ended 30 June 2015. Slot machine win, slot machine handle and slot machine win per unit per day decreased primarily due to decreased business volumes.

25 Non-casino Revenues Net non-casino revenues, which include rooms, food and beverage and retail and other revenues, decreased by 28.3% from HK$879.7 million (5.4% of total operating revenues) in the six months ended 30 June 2014 to HK$631.0 million (6.2% of total operating revenues) in the six months ended 30 June 2015. The decrease in revenues was largely due to lower retail sales in the six months ended 30 June 2015. Room. Our room revenues, which exclude promotional allowances in our condensed consolidated statement of profit or loss and other comprehensive income, decreased by 5.1% from HK$65.6 million in the six months ended 30 June 2014 to HK$62.3 million in the six months ended 30 June 2015. Management also evaluates room revenues on an adjusted basis which include promotional allowances. Adjusted room revenues including promotional allowances decreased by 5.0% from HK$518.5 million in the six months ended 30 June 2014 to HK$492.4 million in the six months ended 30 June 2015. The following table presents additional information about our adjusted room revenues (which include promotional allowances): Adjusted room revenues information For the Six Months Ended 30 June 2015 2014 Adjusted Average Daily Rate (includes promotional allowances of HK$2,217 in the six months ended 30 June 2015 and HK$2,284 in the six months ended 30 June 2014) HK$2,529 HK$2,605 Occupancy 96.9% 98.3% Adjusted REVPAR (includes promotional allowances of HK$2,149 in the six months ended 30 June 2015 and HK$2,245 in the six months ended 30 June 2014) HK$2,451 HK$2,559 Food and beverage. Food and beverage revenues, which exclude promotional allowances in our condensed consolidated statement of profit or loss and other comprehensive income increased by 7.9% from HK$102.0 million in the six months ended 30 June 2014 to HK$110.1 million in the six months ended 30 June 2015.

26 Management also evaluates food and beverage revenues on an adjusted basis including promotional allowances. Food and beverage revenues adjusted to include these promotional allowances decreased by 22.1% from HK$403.4 million in the six months ended 30 June 2014 to HK$314.3 million in the six months ended 30 June 2015. The decrease was due primarily to decreased business volumes in VIP casino gaming operations. Retail and other. Our retail and other revenues, which exclude promotional allowances in our condensed consolidated statement of profit or loss and other comprehensive income, decreased by 35.6%, from HK$712.1 million in the six months ended 30 June 2014 to HK$458.7 million in the six months ended 30 June 2015. The decrease was due primarily to lower retail sales. Management also evaluates retail and other revenues on an adjusted basis which includes promotional allowances. Adjusted retail and other revenues including promotional allowances decreased by 34.0% from HK$734.8 million in the six months ended 30 June 2014 to HK$484.8 million in the six months ended 30 June 2015, reflecting lower retail sales. Operating Costs and Expenses Gaming taxes and premiums. Gaming taxes and premiums decreased by 39.3% from HK$7.8 billion in the six months ended 30 June 2014 to HK$4.7 billion in the six months ended 30 June 2015. This decrease was due primarily to decreased gross gaming win. WRM is subject to a 35% gaming tax on gross gaming win. In addition, WRM is required to pay 4% of its gross gaming win as contributions for public development and social facilities. Staff costs. Staff costs increased by 4.0%, from HK$1.5 billion in the six months ended 30 June 2014 to HK$1.6 billion in the six months ended 30 June 2015. This increase in staff costs was primarily due to general salary increment and additional staff benefits in the form of non-vested Shares of the Company. Additionally, the Company is carrying excess headcount above the needs for its current operations as the Company prepares for the opening of Wynn Palace. Other operating expenses. Other operating expenses decreased by 31.8% from HK$2.5 billion in the six months ended 30 June 2014 to HK$1.7 billion in the six months ended 30 June 2015. Provision for doubtful accounts increased from a benefit during the six months ended 30 June 2014 to a provision for the six months ended 30 June 2015. The increase was primarily a result of additional reserves based on specific review of customer accounts during the six months ended 30 June 2015 and a benefit from adjustments made to provision for doubtful accounts based on the results of historical collection patterns and current collection trends in the same period of 2014. For the six months ended 30 June 2015, the increase in provision for doubtful accounts, repairs and maintenance and operating rental expense, other support services, auditors’ remuneration and other operating expenses were offset by reductions in business volume related expense such as gaming promoters’ commissions, license fees and cost of sales. Depreciation and amortization. Depreciation and amortization in the six months ended 30 June 2014 increased 8.4% from HK$485.9 million to HK$526.9 million in the six months ended 30 June 2015. The increase was primarily due to additional depreciation associated with building improvements of our casino space at Wynn Macau for new VIP gaming rooms.

27 Property charges and other. Property charges and other decreased from HK$81.0 million in the six months ended 30 June 2014 to HK$0.3 million in the six months ended 30 June 2015. Amounts in each period represent the gain/loss on the sale of equipment and other asset as well as costs related to assets retired or abandoned as a result of renovating certain assets of Wynn Macau in response to customer preferences and changes in market demand. As a result of the foregoing, total operating costs and expenses decreased by 31.0%, from HK$12.3 billion in the six months ended 30 June 2014 to HK$8.5 billion in the six months ended 30 June 2015. Finance Revenues Finance revenues decreased from HK$73.9 million in the six months ended 30 June 2014 to HK$18.9 million in the six months ended 30 June 2015. The decrease was primarily due to holding lower average cash balances for the six months ended 30 June 2015 compared to the six months ended 30 June 2014. During 2015 and 2014, our short-term investment strategy has been to preserve capital while retaining sufficient liquidity. The majority of our short-term investments were primarily in time deposits and fixed deposits with a maturity of three months or less. Finance Costs Finance costs increased by 1.5%, from HK$295.7 million in the six months ended 30 June 2014 to HK$300.1 million in the six months ended 30 June 2015. Finance costs increased in the six months ended 30 June 2015 primarily due to the issuance of the WML 2021 Notes with the aggregate principal amount of US$750 million (approximately HK$5.9 billion) in March 2014 and the drawing of a total of approximately HK$4.2 billion under the senior secured revolving credit facility during the period from December 2014 through June 2015, partially offset by the increase in capitalized interest related to the construction of Wynn Palace. Interest Rate Swaps As required under the terms of the Wynn Macau Credit Facilities, we entered into agreements to swap the interest on our loans from floating to fixed rates. These transactions did not qualify for hedge accounting. Changes in the fair value of our interest rate swaps are recorded as an increase or decrease in swap fair value during each period. During the six months ended 30 June 2015 and 30 June 2014, we recorded a loss of HK$44.4 million and a loss of HK$29.6 million, respectively, resulting from the movement in the fair value of our interest rate swaps. Income Tax Expense In the six months ended 30 June 2015, our income tax expense was HK$3.2 million compared to an income tax expense of HK$12.5 million in the six months ended 30 June 2014. Our tax expense for the six months ended 30 June 2015 primarily relates to the current tax expense recorded by our subsidiaries owning WRM’s shares under the WRM Shareholder Dividend Tax Agreement

28 and a deferred tax benefit resulting from a decrease in the deferred tax liability for property and equipment. In the six months ended 30 June 2014, our income tax expense relates to the current tax expense of our subsidiaries owning WRM’s shares under the WRM Shareholder Dividend Tax Agreement and a deferred tax expense resulting from an increase in the deferred tax liability for property and equipment. Net Profit Attributable to Owners of the Company As a result of the foregoing, compared to HK$3.6 billion for the six months ended 30 June 2014, net profit attributable to owners of the Company was HK$1.4 billion for the six months ended 30 June 2015. LIQUIDITY AND CAPITAL RESOURCES Capital Resources Since Wynn Macau opened in 2006, we have generally funded our working capital and recurring expenses as well as capital expenditures from cash flow from operations and cash on hand. Our cash balances as at 30 June 2015 were approximately HK$2.5 billion. Such cash is available for operations, new development activities, the development of Wynn Palace and enhancements to Wynn Macau and Encore. Our Wynn Macau Credit Facilities consist of approximately HK$19.5 billion in a combination of Hong Kong dollar and U.S. dollar facilities, including an approximately HK$7.4 billion fully funded senior term loan facility and an approximately HK$12.1 billion senior revolving credit facility. As at 30 June 2015, the Group had approximately HK$7.8 billion of available borrowing capacity under the Wynn Macau Credit Facilities. The Company has issued 5.25% fixed rate, unsecured senior notes due 2021 with an aggregate principal amount of US$1.35 billion (approximately HK$10.5 billion) for working capital requirement and general corporate purposes.

29 Gearing Ratio The gearing ratio is a key indicator of our Group’s capital structure. The gearing ratio is net debt divided by total capital plus net debt. The table below presents the calculation of our gearing ratio as at 30 June 2015 and 31 December 2014. As at 30 June 2015 31 December 2014 HK$ HK$ (in thousands except for percentages) Interest-bearing borrowings 21,830,632 18,604,658 Accounts payable 1,592,279 2,008,724 Land premiums payable 245,005 363,044 Other payables and accruals 4,751,939 5,406,607 Construction retentions payable 305,970 402,898 Amounts due to related companies 162,472 159,198 Other liabilities 202,590 137,321 Less: cash and cash equivalents (2,452,995) (10,789,890) restricted cash and cash equivalents (14,130) (7,580) Net debt 26,623,762 16,284,980 Equity 3,092,290 7,043,713 Total capital 3,092,290 7,043,713 Capital and net debt 29,716,052 23,328,693 Gearing ratio 89.6% 69.8%

30 Cash Flows The following table presents a summary of the Group’s cash flows for the six months ended 30 June 2015 and 2014. For the Six Months Ended 30 June 2015 2014 HK$ HK$ (in millions) Net cash generated from operating activities 438.0 2,897.4 Net cash used in investing activities (6,140.1) (1,314.5) Net cash (used in) generated from financing activities (2,637.7) 447.7 Net (decrease) increase in cash and cash equivalents (8,339.8) 2,030.6 Cash and cash equivalents at beginning of period 10,789.9 14,130.4 Effect of foreign exchange rate changes, net 2.9 (13.7) Cash and cash equivalents at end of period 2,453.0 16,147.3 Net cash generated from operating activities Our net cash generated from operating activities is primarily affected by operating profit generated by our Macau Operations and changes in our working capital. Net cash from operating activities was HK$0.4 billion for the six months ended 30 June 2015, compared to HK$2.9 billion for the six months ended 30 June 2014. Operating profit was HK$1.8 billion for the six months ended 30 June 2015, compared to HK$3.9 billion for the six months ended 30 June 2014. The decline in net cash from operating activities was primarily attributable to the decrease in operating profit, as well as unfavorable changes in working capital. Net cash used in investing activities Net cash used in investing activities was HK$6.1 billion for the six months ended 30 June 2015, compared to net cash used in investing activities of HK$1.3 billion for the six months ended 30 June 2014. Major expenditures in the six months ended 30 June 2015 included capital expenditures of HK$6.2 billion for both Wynn Palace construction costs and renovations to enhance and refine the Macau Operations. Major expenditures in the six months ended 30 June 2014 included capital expenditures of HK$3.0 billion for both Wynn Palace construction costs and renovations to enhance and refine the Macau Operations, partially offset by a HK$1.6 billion reduction in restricted cash.

31 Net cash (used in) generated from financing activities Net cash used in financing activities was HK$2.6 billion during the six months ended 30 June 2015, compared to HK$447.7 million net cash from financing activities during the six months ended 30 June 2014. During the six months ended 30 June 2015, the net cash used in financing activities was primarily due to a HK$5.4 billion special dividend payment made in March 2015, HK$248.7 million for interest payments and a HK$118.0 million payment for land premiums, partially offset by receipts of HK$3.2 billion in proceeds from the senior revolving credit facility. During the six months ended 30 June 2014, the net cash from financing activities was primarily due to the Company’s receipt of HK$5.9 billion in proceeds from the WML 2021 Notes, partially offset by a HK$5.1 billion dividend payment made in June 2014. Indebtedness The following table presents a summary of our indebtedness as at 30 June 2015 and 31 December 2014. Indebtedness information As at 30 June 2015 31 December 2014 HK$ HK$ (in thousands) Bank loans 11,609,090 8,417,922 Senior notes 10,503,014 10,512,077 Less: debt financing costs, net (281,472) (325,341) Total interest-bearing borrowings 21,830,632 18,604,658 The Group had approximately HK$7.8 billion available to draw under the Wynn Macau Credit Facilities as at 30 June 2015. Wynn Macau Credit Facilities Overview As at 30 June 2015, the Wynn Macau Credit Facilities consisted of approximately HK$19.5 billion in a combination of Hong Kong dollar and U.S. dollar facilities, including an approximately HK$7.4 billion fully funded senior term loan facility and an approximately HK$12.1 billion senior revolving credit facility. The facilities may be used for a variety of purposes, including investment in our Wynn Palace project, further enhancements at our resort and general corporate purposes.

32 The HK$7.4 billion equivalent term loan facility matures in July 2018 with the principal amount of the term loan to be repaid in two installments in July 2017 and July 2018. The final maturity for the revolving credit facility is July 2017, by which date any outstanding revolving loans must be repaid. The senior secured facilities bear interest at a rate of LIBOR or HIBOR plus a margin of between 1.75% and 2.50% depending on WRM’s leverage ratio. Security and Guarantees Borrowings under the Wynn Macau Credit Facilities are guaranteed by Palo and by certain subsidiaries of the Company that own equity interests in WRM, and are secured by substantially all of the assets of WRM, the equity interests in WRM and substantially all of the assets of Palo. With respect to the Concession Agreement and WRM’s land concession agreement, the WRM lenders have certain cure rights and consultation rights with the Macau government in the event of an enforcement action by the lenders. Second Ranking Lender WRM is also party to a bank guarantee reimbursement agreement with Banco National Ultramarino S.A. to secure a guarantee in favor of the Macau government as required under the Concession Agreement. The amount of this guarantee is MOP300 million (approximately HK$291.3 million) and it lasts until 180 days after the end of the term of the Concession Agreement. The guarantee assures WRM’s performance under the Concession Agreement, including the payment of certain premiums, fines and indemnities for breach. The guarantee is secured by a second priority security interest in the same collateral package securing the Wynn Macau Credit Facilities. Other Terms The Wynn Macau Credit Facilities contain representations, warranties, covenants and events of default customary for casino development financings in Macau. The Directors confirm that there is no non-compliance with the financial covenants or general covenants contained in the Wynn Macau Credit Facilities. The Company is not a party to the credit facilities agreement and related agreements and has no rights or obligations thereunder. WML 2021 Notes The Company has issued 5.25% fixed rate, unsecured senior notes due on 15 October 2021 with an aggregate principal amount of US$1.35 billion (approximately HK$10.5 billion). The Company may use the net proceeds from the offering of the WML 2021 Notes for working capital requirements and general corporate purposes. The WML 2021 Notes are listed on the Hong Kong Stock Exchange.

33 QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK Market risk is the risk of loss arising from adverse changes in market rates and conditions, such as interest rates, and foreign currency exchange rates. Foreign Currency Exchange Risks The financial statements of foreign operations are translated into Hong Kong dollars, the Company’s functional and presentation currency, for incorporation into the condensed consolidated financial information. The majority of our assets and liabilities are denominated in U.S. dollars, Hong Kong dollars and Macau patacas, and there are no significant assets and liabilities denominated in other currencies. Assets and liabilities are translated at the prevailing foreign exchange rates in effect at the end of the reporting period. Income, expenditures and cash flow items are measured at the actual foreign exchange rates or average foreign exchange rates for the period. The Hong Kong dollar is linked to the U.S. dollar and the exchange rate between these two currencies has remained relatively stable over the past several years. The Macau pataca is pegged to the Hong Kong dollar, and in many cases the two currencies are used interchangeably in Macau. However, the exchange linkages of the Hong Kong dollar and the Macau pataca, and the Hong Kong dollar to the U.S. dollar, are subject to potential changes due to, among other things, changes in governmental policies and international economic and political developments. Interest Rate Risks One of our primary exposures to market risk is interest rate risk associated with our credit facilities, which bear interest based on floating rates. We attempt to manage interest rate risk by managing the mix of long-term fixed rate borrowings and variable rate borrowings supplemented by hedging activities as considered necessary. We cannot assure you that these risk management strategies will have the desired effect, and interest rate fluctuations could have a negative impact on our results of operations. As at 30 June 2015, the Group had three interest rate swap agreements intended to manage the underlying interest rate risk on borrowings under the Wynn Macau Credit Facilities. Under two swap agreements, the Group pays a fixed interest rate of 0.73% on borrowings of approximately HK$3.95 billion incurred under the Wynn Macau Credit Facilities in exchange for receipts on the same amount at a variable interest rate based on the applicable HIBOR at the time of payment. These interest rate swaps fix the all-in interest rate on approximately HK$3.95 billion of borrowings under the Wynn Macau Credit Facilities at 2.48% to 3.23% and expire in July 2017. Under the third swap agreement, the Group pays a fixed rate of 0.6763% on borrowings of US$243.8 million (approximately HK$1.8 billion) incurred under the Wynn Macau Credit Facilities in exchange for receipts on the same amount at a variable interest rate based on the applicable LIBOR at the time of payment. This interest rate swap fixes the all-in interest rate on the US$243.8 million (approximately HK$1.8 billion) of borrowings under the Wynn Macau Credit Facilities at 2.43% to 3.18% and expires in July 2017.

34 The carrying values of these interest rate swaps on the condensed consolidated statement of financial position approximates their fair values. The fair value approximates the amount the Group would pay if these contracts were settled at the respective valuation dates. Fair value is estimated based upon current, and predictions of future interest rate levels along a yield curve, the remaining duration of the instruments and other market conditions and, therefore, is subject to significant estimation and a high degree of variability of fluctuation between periods. We adjust this amount by applying a non-performance valuation, considering our creditworthiness or the creditworthiness of our counterparties at each settlement date, as applicable. These transactions do not qualify for hedge accounting. Accordingly, changes in the fair values during the six months ended 30 June 2015 and 2014, were charged to the condensed consolidated statement of profit or loss and other comprehensive income. To the extent there are liabilities of Wynn Macau under the swap agreement, such liabilities are secured by the same collateral package securing the Wynn Macau Credit Facilities. OFF BALANCE SHEET ARRANGEMENTS We have not entered into any transactions with special purpose entities nor do we engage in any transactions involving derivatives except for interest rate swaps. We do not have any retained or contingent interest in assets transferred to an unconsolidated entity. OTHER LIQUIDITY MATTERS We expect to fund our operations and capital expenditure requirements from operating cash flows, cash on hand and availability under the Wynn Macau Credit Facilities. However, we cannot be sure that operating cash flows will be sufficient for those purposes. We may refinance all or a portion of our indebtedness on or before maturity. We cannot be sure that we will be able to refinance any of the indebtedness on acceptable terms or at all. New business developments (including our development of Wynn Palace) or other unforeseen events may occur, resulting in the need to raise additional funds. There can be no assurances regarding the business prospects with respect to any other opportunity. Any other development would require us to obtain additional financing. In the ordinary course of business, in response to market demands and client preferences, and in order to increase revenues, we have made and will continue to make enhancements and refinements to our resort. We have incurred and will continue to incur capital expenditures related to these enhancements and refinements. Taking into consideration our financial resources, including our cash and cash equivalents, internally generated funds and availability under the Wynn Macau Credit Facilities, we believe that we have sufficient liquid assets to meet our current and anticipated working capital and operating requirements.

35 RELATED PARTY TRANSACTIONS For details of the related party transactions, see note 12 to the Interim Financial Information. Our Directors confirm that all related party transactions are conducted on normal commercial terms, and that their terms are fair and reasonable. PURCHASE, SALE OR REDEMPTION OF THE COMPANY’S LISTED SECURITIES Neither the Company nor any of its subsidiaries purchased, sold or redeemed any of the Company’s Shares during the six months ended 30 June 2015. CORPORATE GOVERNANCE CODE The Company is dedicated to maintaining and ensuring high standards of corporate governance practices and the corporate governance principles of the Company are adopted in the best interest of the Company and its Shareholders. The Company’s corporate governance practices are based on the principles, code provisions and certain recommended best practices as set out in the Code. The Company has complied with the code provisions in the Code for the six months ended 30 June 2015 except for the following deviation from provision A.2.1 of the Code. Stephen A. Wynn as our Chairman and Chief Executive Officer Under code provision A.2.1 of the Code, the roles of chairman and chief executive officer should be separate and should not be performed by the same individual. The Company does not at present separate the roles of the chairman and chief executive officer. Mr. Wynn, the founder of the Company and Wynn Macau, serves as the Chairman and Chief Executive Officer of the Company. The Board has determined that the combination of these roles held singularly by Mr. Wynn is in the best interest of the Company and all Shareholders. The Board believes that the issue of whether to combine or separate the offices of Chairman of the Board and Chief Executive Officer is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination whether to combine or separate the roles based upon the circumstances. The Board has given careful consideration to separating the roles of Chairman and Chief Executive Officer and has determined that the Company and its Shareholders are best served by the current structure. Mr. Wynn’s combined role promotes unified leadership and direction for the Board and executive management and allows for a single, clear focus for the Company’s operational and strategic efforts. The combined role of Mr. Wynn as both Chairman and Chief Executive Officer is balanced by the Company’s governance structure, policies and controls. All major decisions are made in consultation with members of the Board and the relevant Board committees. The Company has three Board committees, namely the Audit and Risk Committee, Remuneration Committee, and Nomination and Corporate Governance Committee. Each Board committee comprises non- executive Directors only and is chaired by an independent non-executive Director. In addition, there are four independent non-executive Directors on the Board offering independent perspectives.

36 This structure encourages independent and effective oversight of the Company’s operations and prudent management of risk. For the reasons stated above and as a result of the structure, policies and procedures outlined above, and in light of the historical success of Mr. Wynn’s leadership, the Board has concluded that the current Board leadership structure is in the best interests of the Company and its Shareholders. MODEL CODE FOR SECURITIES TRANSACTIONS BY DIRECTORS The Company adopted the Model Code on 16 September 2009 as its code of conduct for securities transactions by Directors. On 23 March 2010, the Company adopted its own code of conduct for securities transactions which was subsequently updated in November 2013. The terms of such code are no less exacting than those set out in the Model Code. Having made specific enquiry of the Directors, all Directors have confirmed that they have complied with the required standard of dealings and code of conduct regarding securities dealings by directors as set out in the Model Code and the Company’s own code of conduct for the six months ended 30 June 2015. AUDIT AND RISK COMMITTEE An Audit and Risk Committee has been established by the Company to review and supervise the financial reporting process and internal control procedures of the Group. The Audit and Risk Committee comprises three independent non-executive Directors of the Company. The Audit and Risk Committee members have reviewed the Group’s results for the six months ended 30 June 2015. INTERIM REPORT The Company’s unaudited interim financial information for the reporting period has been reviewed by the Company’s Audit and Risk Committee members which comprises three independent non- executive Directors: Mr. Nicholas Sallnow-Smith, Dr. Allan Zeman and Mr. Bruce Rockowitz and by the Company’s auditors in accordance with Hong Kong Standards on Review Engagements 2410, “Review of Interim Financial Information Performed by the Independent Auditor of the Entity” issued by the Hong Kong Institute of Certified Public Accountants. The report on review of the interim financial information by the auditors will be included in the interim report of the Company for the six months ended 30 June 2015 to be sent to the Shareholders. LITIGATION The Group did not have any material litigation outstanding as at 30 June 2015 and 31 December 2014. The following litigation is disclosed on a voluntary basis, and, as with all litigation, no assurance can be provided as to the outcome of this matter.

37 Litigation in Macau WRM and certain individuals who are or were directors of WRM and/or the Company have been named as defendants in a lawsuit filed in the Court of First Instance of Macau (the “Macau Court”) by Mr. Kazuo Okada (“Okada”) and two of Okada’s controlled companies, Aruze USA, Inc. and Universal Entertainment Corp. (collectively, the “Okada Parties”). The principal allegations in the lawsuit are that the redemption of the Okada Parties’ shares in WRL was improper and undervalued, that the previously disclosed payment by WRM to an unrelated third party in consideration of relinquishment by that party of certain rights in and to any future development on the land in Cotai where the Company is constructing Wynn Palace was unlawful and that the Company’s previously disclosed donation by WRM to the University of Macau Development Foundation was unlawful. The Okada Parties seek the dissolution of WRM and compensatory damages. The Company has sought advice from counsel in Macau, and based on such advice, the Company believes that the claims are devoid of merit and are unfounded. The Company intends to vigorously defend WRM and the other defendants in the Macau Court lawsuit. Further details are contained in the Company’s announcement dated 3 July 2015. COOPERATION WITH THE CCAC In July 2014, the Company was contacted by the Commission Against Corruption of Macau (the “CCAC”) requesting certain information related to the Company’s land in the Cotai area of Macau. The Company is cooperating with the CCAC’s request. DEFINITIONS USED IN THIS ANNOUNCEMENT “Board of Directors” or “Board” the Board of Directors of our Company “Code” the Corporate Governance Code and Corporate Governance Report set out in Appendix 14 of the Listing Rules “Company” or “our Company” Wynn Macau, Limited, a company incorporated on 4 September 2009 as an exempted company with limited liability under the laws of the Cayman Islands and an indirect subsidiary of Wynn Resorts, Limited “Concession Agreement” the Concession Contract for the Operation of Games of Chance or Other Games in Casinos in the Macau Special Administrative Region entered into between WRM and the Macau government on 24 June 2002 “Cotai Land Concession Agreement” the land concession contract entered into between WRM, Palo and the Macau government for approximately 51 acres of land in the Cotai area of Macau, and for which formal approval from the Macau government was published in the official gazette of Macau on 2 May 2012

38 “Director(s)” the director(s) of our Company “Encore” or “Encore at Wynn Macau” a casino resort located in Macau, connected to and fully integrated with Wynn Macau, owned and operated directly by WRM, which opened on 21 April 2010 “Galaxy” Galaxy Casino, S.A., one of the six gaming operators in Macau and one of the three concessionaires “Group”, “we”, “us” or “our“ our Company and its subsidiaries, or any of them, and the businesses carried on by such subsidiaries, except where the context makes it clear that the reference is only to the Company itself and not to the Group “HIBOR” Hong Kong Interbank Offered Rate “HK$” Hong Kong dollars, the lawful currency of Hong Kong “Hong Kong” the Hong Kong Special Administrative Region of the PRC “Hong Kong Stock Exchange” The Stock Exchange of Hong Kong Limited “IFRS” International Financial Reporting Standards “Las Vegas Jet, LLC” Las Vegas Jet, LLC, a company formed under the laws of the State of Nevada, United States and a wholly-owned subsidiary of Wynn Resorts, Limited “LIBOR” London Interbank Offered Rate “Listing Rules” the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (as amended from time to time) “Macau” or “Macau Special Administrative Region” the Macau Special Administrative Region of the PRC “Macau Operations” the fully integrated Wynn Macau and Encore at Wynn Macau resort “Melco Crown” Melco Crown Gaming (Macau) Limited, one of the six gaming operators in Macau and one of the three sub-concessionaires “MGM Macau” MGM Grand Paradise Limited, one of the six gaming operators in Macau and one of the three sub-concessionaires “Model Code” the Model Code for Securities Transactions by Directors of Listed Issuers set out in Appendix 10 of the Listing Rules

39 “MOP” or “pataca” Macau pataca, the lawful currency of Macau “Palo Real Estate Company Limited” or “Palo” Palo Real Estate Company Limited, a limited liability company incorporated under the laws of Macau and an indirect wholly- owned subsidiary of the Company, subject to a 10% social and voting interest and MOP1.00 economic interest held by Mr. Wong Chi Seng (a Macau resident) in WRM “PRC”, “China” or “mainland China” the People’s Republic of China and, except where the context requires and only for the purpose of this announcement, references in this announcement to the PRC or China do not include Taiwan, Hong Kong or Macau; the term “Chinese” has a similar meaning “SEC” the U.S. Securities and Exchange Commission “Share(s)” ordinary share(s) with a nominal value of HK$0.001 each in the share capital of our Company “Shareholder(s)” holder(s) of Share(s) of the Company from time to time “SJM” Sociedade de Jogos de Macau S.A., one of the six gaming operators in Macau and one of the three concessionaires “US$” United States dollars, the lawful currency of the United States “U.S. GAAP” the Generally Accepted Accounting Principles of the United States “Venetian Macau” Venetian Macau S.A., one of the six gaming operators in Macau and one of the three sub-concessionaires “WIML” Wynn International Marketing, Ltd., a company incorporated under the laws of Isle of Man and a wholly-owned subsidiary of Wynn Resorts, Limited “WML 2021 Notes” the US$600 million (approximately HK$4.7 billion) 5.25% senior notes due 2021 issued by the Company in October 2013 and the additional US$750 million (approximately HK$5.9 billion) 5.25% senior notes due 2021 issued by the Company on 20 March 2014, which were consolidated to form one single series of notes “Worldwide Wynn” Worldwide Wynn, LLC, a company formed under the laws of the State of Nevada, United States and a wholly-owned subsidiary of Wynn Resorts, Limited

40 “WRM” Wynn Resorts (Macau) S.A., a company incorporated under the laws of Macau and a wholly-owned subsidiary of the Company “WRM Shareholder Dividend Tax Agreement” the agreement, entered into during June 2009 and July 2011, each for a term of five years between WRM and the Macau Special Administrative Region, effective retroactively to 2006, that provide for an annual payment to the Macau Special Administrative Region of MOP7.2 million in years 2006 through 2010 and MOP15.5 million in years 2011 through 2015 in lieu of Complementary Tax otherwise due by WRM shareholders on dividend distributions to them from gaming profits earned in those years “Wynn Design & Development” Wynn Design & Development, LLC, a company formed under the laws of the State of Nevada, United States and a wholly- owned subsidiary of Wynn Resorts, Limited “Wynn Macau” a casino hotel resort located in Macau, owned and operated directly by WRM, which opened on 6 September 2006, and where appropriate, the term also includes Encore at Wynn Macau “Wynn Macau Credit Facilities” together, the HK$7.4 billion (equivalent) fully-funded senior term loan facilities and the HK$12.1 billion (equivalent) senior revolving credit facilities extended to WRM as subsequently amended from time to time and, refinanced on 31 July 2012 and upsized on 30 July 2013 “Wynn Palace” an integrated resort to be operated by WRM that we are constructing on approximately 51 acres of land in the Cotai area of Macau in accordance with the terms of the Cotai Land Concession Agreement “Wynn Resorts, Limited” or “WRL” Wynn Resorts, Limited, a company formed under the laws of the State of Nevada, United States, our controlling shareholder (as defined in the Listing Rules)

41 GLOSSARY OF TERMS USED IN THIS ANNOUNCEMENT “Adjusted Average Daily Rate” adjusted average daily rate which is calculated by dividing total room revenues including the retail value of promotional allowances (less service charges, if any) by total rooms occupied including complimentary rooms “Adjusted REVPAR” adjusted revenue per available room which is calculated by dividing total room revenues including the retail value of promotional allowances (less service charges, if any) by total rooms available “casino revenue” revenue from casino gaming activities (gross table games win and gross slot win), calculated net of a portion of commissions and in accordance with IFRS “chip(s)” a token; usually in the form of plastic disc(s) or plaque(s) issued by a casino to customers in exchange for cash or credit, which must be used (in lieu of cash) to place bets on gaming tables “daily gross win per gaming table” gross gaming win for table games divided by number of tables divided by the number of days in the applicable period “gaming promoters” individuals or companies licensed by and registered with the Macau government to promote games of fortune and chance or other casino games to patrons, through the arrangement of certain services, including transportation, accommodation, dining and entertainment, whose activity is regulated by Macau Administrative Regulation no. 6/2002 “gross gaming revenue” or “gross gaming win” the total win generated by all casino gaming activities combined, calculated before deduction of commissions “gross slot win” the amount of handle (representing the total amount wagered) that is retained as winnings. We record this amount and gross table games win as casino revenue after deduction of progressive jackpot liabilities and a portion of commissions “gross table games win” the amount of drop (in our general casino segment) or turnover (in our VIP casino segment) that is retained as winnings. We record this amount and gross slot win as casino revenue after deduction of a portion of commissions

42 “In-house VIP Program” an internal marketing program wherein we directly market our casino resorts to gaming clients, including to high-end or premium players in the greater Asia region. These players are invited to qualify for a variety of gaming rebate programs whereby they earn cash commissions and room, food and beverage and other complimentary allowances based on their turnover level. We often extend credit to these players based upon knowledge of the players, their financial background and payment history “promotional allowance” the retail value of rooms, food and beverage and retail and other services furnished to guests (typically VIP clients) without charge “Rolling Chip” physically identifiable chip that is used to track VIP wagering volume for purposes of calculating commissions and other allowances payable to gaming promoters and Wynn Macau’s individual VIP players “table drop” the amount of cash deposited in a gaming table’s drop box that serves as a repository for cash, plus cash chips purchased at the casino cage “turnover” the sum of all losing Rolling Chip wagers within the VIP program “VIP client” or “VIP player” client, patron or player who participates in Wynn Macau’s In-house VIP Program or in the VIP program of any of our gaming promoters “VIP table games turnover” turnover resulting from VIP table games only By order of the Board Wynn Macau, Limited Stephen A. Wynn Chairman Hong Kong, 20 August 2015 As at the date of this announcement, the Board comprises Stephen A. Wynn, Gamal Aziz, Ian Michael Coughlan and Linda Chen (as executive directors); Matthew O. Maddox (as non-executive director); and Allan Zeman, Nicholas Sallnow-Smith, Bruce Rockowitz and Jeffrey Kin-fung Lam (as independent non-executive directors).